                                  EXHIBIT 24.1

                             SECRETARY'S CERTIFICATE

         I, Lori L. Fobes, Secretary of the Board of First Community Financial Group, Inc., a Washington corporation ("FCFG"), certify that the following is a full, true and correct excerpt of resolutions adopted by a majority of the Board of Directors of FCFG at a meeting duly called and held on October 17, 1996, and currently in full force and effect:

         ...

                  [APPROVAL OF FORM S-4 REGISTRATION STATEMENT]

         ...

                  4. Each officer and director of FCFG who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing Ken F. Parsons and James F. Arneson, or either of them individually, to act as his true and lawful attorney or attorneys, to sign in his name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC.

         ...

         SO CERTIFIED this 17th day of October, 1996.


                                                     /s/ Lori L. Fobes
                                                     -----------------
                                                     Lori L. Fobes, Secretary